                                                                EXHIBIT 12.1



                         The J. H. Heafner Company, Inc.
     Statement regarding: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:


                                                                                                   SIX MONTHS ENDED
                                                       PRO FORMA             PRO FORMA                 JUNE 30,
                                                   SIX MONTHS ENDED          YEAR ENDED            ------------------
                                                     JUNE 30,1998          DECEMBER 31,1997            1998     1997
                                                  -----------------        ----------------        ------------------
Consolidated pretax income (loss) from
             continuing operations                         (126)                (3,668)            (2,113)       (115)
Interest                                                  8,292                 14,767              4,286       1,672
Increase in value of warrants                                --                     --              9,906          --
Interest portion of rent expense                             --                     --              2,240         926
Preferred stock dividend
           requirements of majority-owned
           subsidiaries                                      --                     --                 --          --
                                                        -------                -------            -------       -----
EARNINGS                                                  8,166                 11,099             14,318       2,483
                                                        =======                =======            =======       =====

Interest                                                  8,292                 14,767              4,286       1,672
Increase in value of warrants                                --                     --              9,906          --
Interest capitalized                                         --                     --                 --          --
Interest portion of rent expense                             --                     --              2,240         926
Preferred stock dividend
      requirements of majority-owned
      subsidiaries                                           --                     --                 --          --
                                                        -------                -------            -------       -----
FIXED CHARGES                                             8,292                 14,767             16,431       2,598
                                                        =======                =======            =======       =====

RATIO OF EARNINGS TO FIXED CHARGES                           --                     --                 --          --
                                                        =======                =======            =======       =====


                                                             Years Ended December 31,
                                             -----------------------------------------------------
                                              1997        1996        1995        1994        1993
                                             -----       -----       -----       -----       -----
Consolidated pretax income (loss) from
             continuing operations            (253)       1051         690        1221        1155
Interest                                      4842        1465        1308         899         781
Increase in value of warrants                    0           0           0           0           0
Interest portion of rent expense              2985         795         661         520         450
Preferred stock dividend
     requirements of majority-owned
     subsidiaries                                0           0           0           0           0
                                             -----       -----       -----       -----       -----
EARNINGS                                     7,574       3,311       2,659       2,640       2,386
                                             =====       =====       =====       =====       =====

Interest                                      4842        1465        1308         899         781
Increase in value of warrants                    0           0           0           0           0
Interest capitalized
Interest portion of rent expense              2985         795         661         520         450
Preferred stock dividend
    requirements of majority-owned
    subsidiaries                                 0           0           0           0           0
                                             -----       -----       -----       -----       -----
FIXED CHARGES                                 7827        2260        1969        1419        1231
                                             =====       =====       =====       =====       =====

RATIO OF EARNINGS TO FIXED CHARGES              --         1.5         1.4         1.9         1.9
                                             =====       =====       =====       =====       =====